UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 21, 2016

ACXIOM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-13163	71-0581897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8190
Little Rock, AR 72203-8190
(Address of principal executive offices, including zip code)

(501) 342-1000
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                  Other Information.

On November 21, 2016, Acxiom Corporation, a Delaware corporation (the "Company"), consummated an acquisition of Arbor Technologies, Inc., a Delaware corporation ("Arbor") (the "Arbor Merger"). Certain portions of the consideration for the Arbor Merger otherwise payable in respect of shares of restricted Arbor common stock held by certain key employees of Arbor are further subject to holdback by the Company (each a "Holdback Arrangement").  Such consideration held back pursuant to the Holdback Arrangements is to be settled in shares of common stock of the Company and is scheduled to vest over thirty (30) months post-closing, subject to the applicable key employee continuing to provide services to the Company through each vesting date and vesting acceleration upon a qualifying termination of employment.

The shares of common stock of the Company issued pursuant to the Holdback Arrangement have been or will be issued pursuant to the Company's previously filed and effective Registration Statement on Form S-3 (File No. 333-215197), the base prospectus, dated December 20, 2016, filed as part of such Registration Statement, and the prospectus supplements thereunder, including the Prospectus Supplement No. 1, dated December 21, 2016, in each case as filed by the Company with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Jerry C. Jones, Chief Ethics and Legal Officer, Executive Vice President and Assistant Secretary
23.1	Consent of Jerry C. Jones, Chief Ethics and Legal Officer, Executive Vice President and Assistant Secretary (included in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACXIOM CORPORATION

	By:	/s/ Jerry C. Jones
Date: December 21, 2016		Jerry C. Jones Chief Ethics and Legal Officer, Executive Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Jerry C. Jones, Chief Ethics and Legal Officer, Executive Vice President and Assistant Secretary
23.1	Consent of Jerry C. Jones, Chief Ethics and Legal Officer, Executive Vice President and Assistant Secretary (included in Exhibit 5.1)